UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2021

EYENOVIA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-38365	47-1178401
(Commission File Number)	(IRS Employer Identification No.)

295 Madison Avenue, Suite 2400, New York, New York 10017
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (917) 289-1117

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	EYEN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this Chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)            On March 31, 2021, the Board of Directors (the “Board”) of Eyenovia, Inc. (the “Company”) appointed Julia A. Haller, M.D. as a member of the Board, effective immediately, to serve until the Company’s 2021 annual meeting of stockholders or until her successor is duly elected and qualified.

Dr. Haller, age 66, has served since 2007 as Ophthalmologist-in-Chief at Wills Eye Hospital in Philadelphia, PA, where she holds the William Tasman, M.D. Endowed Chair. She also is Professor and Chair of the Department of Ophthalmology at Sidney Kimmel Medical College at Thomas Jefferson University and Thomas Jefferson University Hospitals. Prior to her current positions, Dr. Haller trained at the Wilmer Eye Institute at Johns Hopkins where she served as the first female Chief Resident.  She then joined the Johns Hopkins faculty, where she directed the retina fellowship program and held the Katharine Graham Chair in Ophthalmology.  One of the world's most renowned retinal surgeons, Dr. Haller has published over 400 scientific articles and book chapters and innovated translational advances against blindness in many areas. Elected to the National Academy of Medicine, Dr. Haller is recognized globally for her multiple accomplishments in ophthalmology. Dr. Haller currently serves on the board of directors of Bristol-Myers Squibb Company (NYSE: BMY) and served on the board of directors of Celgene Corporation, prior to its acquisition by Bristol-Myers Squibb in 2019. She also is president and serves on the board of directors of the Women in Medicine Legacy Foundation, chairs the Heed Foundation and Society of Heed Fellows, is a member of the board of directors of the College of Physicians of Philadelphia, Johns Hopkins Medical and Surgical Association, and the Philadelphia Orchestra Association, and is a member of the American Ophthalmological Society Council, and the American Academy of Ophthalmology Foundation board of advisors. Dr. Haller’s editorial board service includes RETINA, Retinal Physician, Retina Times, Ocular Surgery News, Retina Today, and Ophthalmology Times. Dr. Haller holds an A.B. in philosophy from Princeton University, where she graduated magna cum laude, and an M.D. from Harvard University Medical School.

The Board has determined that Dr. Haller is an independent director under relevant SEC and Nasdaq rules. There are no arrangements or understandings between Dr. Haller and any other person pursuant to which she was appointed as a director of the Board. There have been no transactions in which the Company has participated and in which Dr. Haller has had a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K. Dr. Haller has not been appointed to any Board committee at this time.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Press release dated April 1, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EYENOVIA, INC.

Date: April 1, 2021	By:	/s/ John Gandolfo
Name: John Gandolfo
Title: Chief Financial Officer